UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

How to Vote for IGT’s Highly Qualified Directors
IGT Announcement – Corporate Communications – February 5, 2013

Dear Colleagues,

Over the past few weeks you’ve received several communications from the IGT Board regarding our upcoming 2013 Annual Meeting of Shareholders.  In connection with that meeting, IGT shareholders have an opportunity to determine the future of their investment.  The Board strongly believes that voting for IGT’s directors on the WHITE proxy card is the best way to help IGT execute its growth strategy, create shareholder value and position itself for long-term industry leadership.

On behalf of the IGT Board of Directors and management team, we thank you for your continued support and urge all of you who are shareholders to vote on the WHITE proxy card for all of IGT’s highly qualified and experienced directors - Paget L. Alves, Janice Chaffin, Greg Creed, Patti S. Hart, Robert J. Miller, David E. Roberson, Vincent L. Sadusky and Philip G. Satre.

As an associate of IGT you may own your shares in three ways:

•         Directly;

•         As a participant in the IGT Employee Stock Purchase Plan; or

•         Through the IGT 401k Plan (also known as the IGT Profit Sharing Plan).

For your convenience, IGT’s WHITE proxy cards have been made available to all shareholders: enabling you to vote by mail, telephone or internet. If you hold your shares in more than one way, you will receive a separate proxy for each type of share ownership. Please know that, while we appreciate your continued support, all individual employee voting decisions are confidential.

We encourage you to disregard any gold proxy card sent to you by Ader Investment Management LP. Please note that you cannot vote FOR the IGT director nominees by voting AGAINST the dissidents on their gold proxy. It may, in fact, void any WHITE proxy vote you have previously submitted.  In addition, if you have already voted on the gold proxy card, you can simply vote for IGT’s directors on the next WHITE proxy card you receive, and that will void your previous vote.

You are the primary reason for our success, and we encourage you to remain focused on delivering for our customers, company and shareholders. If you have any questions or require assistance in voting please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (Toll Free) or (212) 929-5500 (Call Collect).

Thanks for your continued support.

Patti

How to Vote

Your vote is important to the future of IGT.  The Board urges you to vote FOR IGT’s slate of nominees using the WHITE proxy card.

•         Voting by Mail. You can vote by mail by signing, dating and returning your WHITE proxy card in the postage-paid envelope provided.

•         Voting by Telephone. You can vote your shares by telephone by calling the number that appears on your WHITE proxy card.

•         Voting via the Internet. You can vote your shares via the Internet by visiting the website that appears on your WHITE proxy card.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com

Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Important Additional Information

International Game Technology (“IGT”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT’s 2013 annual meeting of stockholders. IGT has filed its definitive Proxy Statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT’s directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT’s website (www.igt.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with IGT’s 2013 annual meeting of stockholders. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by IGT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at IGT’s website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.